EXHIBIT 23.1

CONSENT OF
KABANI & COMPANY

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form S-3 Registration Statement of Netsol Technologies, Inc. and Subsidiaries of our reportdated August 8, 2006, on our audits ofthe consolidated financial statements of Netsol Technologies, Inc. and Subsidiaries as of June 30, 2006 and the consolidated results of their operations and cash flows for each of the two years then ended, and the reference to us under the caption “Experts”.

KABANI & COMPANY, INC.
Los Angeles, California

/s/ Kabani & Company, Inc.
October 18, 2006